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                                                                     Exhibit 11

                                                      KATHLEEN A. MCGAH
                                                      Deputy General Counsel
                                                      Legal Division - 8 MS
                                                      Telephone: (860) 277-7389
                                                      Fax: (860) 277-0842


                                                         June 29, 2000


The Travelers Life and Annuity Company
The Travelers Fund UL II Variable Life Insurance
One Tower Square
Hartford, Connecticut 06183

Gentlemen:

       With reference to the Registration Statement, File No. 333-96521, on Form S-6, filed by The Travelers Life and Annuity Company and The Travelers Fund UL II for Variable Life Insurance with the Securities and Exchange Commission covering variable life insurance policies, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

       1. The Travelers Life and Annuity Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue variable life insurance policies by the Insurance Commissioner of the State of Connecticut.

       2. The Travelers Fund UL II for Variable Life Insurance is a duly authorized and validly existing separate account established pursuant to Section 38a-433 of the Connecticut General Statutes.

       3. The variable life insurance policies covered by the above Registration Statement, and all pre- and post-effective amendments relating thereto, will be approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued will be valid, legal and binding obligations of The Travelers Life and Annuity Company and The Travelers Fund UL II for Variable Life Insurance.

       4. Assets of The Travelers Fund UL II for Variable Life Insurance are not chargeable with liabilities arising out of any other business The Travelers Life and Annuity Company may conduct.

       I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to this opinion under the caption "Legal Proceedings and Opinion" in the Prospectus constituting a part of the Registration Statement.

                                      Very truly yours,
                                      /s/Kathleen A. McGah
                                      Deputy General Counsel
                                      The Travelers Life and Annuity Company